Exhibit 99.2

Unaudited Proforma Financial Statements of
GENERAL ENVIRONMENTAL MANAGEMENT, INC. and
K2M MOBILE TREATMENT SERVICES, INC.
For the year ended December 31, 2005

The unaudited pro-forma financial statements set forth below reflect the closing of the acquisition of K2M Mobile Treatment Services by General Environmental Management, Inc. as of December 31, 2005, as if the closing had occurred as of such date.

The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of General Environmental Management, Inc. and K2M Mobile Treatment Services’ historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2005

	General	K2M Mobile				Pro Forma
	Environmental	Treatment	Pro Forma Eliminations			Combined
	Management, Inc.	Services, Inc.	Debit	Credit		Balance Sheet
CURRENT ASSETS

Cash	$47,995	$166,574	$-		$-	$214,569

Accounts receivable, net of allowance for doubtful

accounts of $236,021 and $5,000, respectively	5,143,754	337,618	-		-	5,481,372

Inventory	35,921	-	-		-	35,921

Prepaid and other assets	90,347	-	-		-	90,347

Total Current Assets	5,318,017	504,192	-		-	5,822,209

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION	2,478,556	290,955	345,631	a)	-	3,115,142

OTHER ASSETS

Restricted Cash	566,698	-	-		-	566,698

Deferred Income Taxes		16,000	-		-	16,000

Intangibles	306,996	-	1,124,700	a)	-	1,431,696

Deposits	59,120	-	-		-	59,120

Goodwill	644,647	-	-		-	644,647

TOTAL ASSETS	$9,374,034	$811,147	$1,470,331		$-	$11,655,512

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable - financing agreement	$1,094,780	$-	$-		$-		$1,094,780

Accounts payable	3,920,923	72,845	-		-		3,993,768

Deferred Income Taxes	-	84,000	-		-		84,000

Payable to related party	121,123	-	-		-		121,123

Deferred Rent	16,255	-	-		-		16,255

Accrued expenses	414,616	189,476	149,477	a)	298,914	a)	753,529

Accrued disposal costs	789,414	-	-		-		789,414

Current portion of notes payable	83,106	71,429	-		-		145,319

Notes payable to investors	1,359,448	-	-		-		1,359,448

Total Current Liabilities	7,799,665	417,750	149,477		298,914		8,357,636

LONG-TERM LIABILITIES

Notes payable, net of current portion	1,536,652	115,340	-		1,635,150	a)	3,296,358

Total liabilities	9,336,317	533,090	149,477		1,934,064		11,653,994

STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, net of offering costs of $37,732,
10% dividend, liquidation, preference $1 per share, $.001 par value, 50,000,000
shares authorized, 250,000 shares issued and outstanding	212,628	-	-		-		212,628

Common stock, $.001 par value, 200,000,000 shares authorized 27,893,576
and 28,250,635 shares issued and outstanding, respectively (K2M 1,000,000 authorized and outstanding)	27,895	1,000	-		-		28,895

Additional paid in capital	13,083,970	-	-		-		13,083,970

(Accumulated deficit) Retained Earnings	(13,286,776)	277,057	463,733		149,477		(13,323,975)

Total Stockholders' Equity	37,717	278,057	463,733		149,477		1,518

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,374,034	$811,147	$613,210		$2,083,541		$11,655,512

Descriptions of pro forma eliminations:
a) To reflect acquisition of K2M Mobile Treatment Services, Inc. by General Environmental Management, Inc. and allocation of purchase price.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
							Pro Forma
	General	K2M Mobile					Combined
	Environmental	Treatment	Pro Forma Eliminations				Statement of
	Management, Inc.	Services, Inc.	Debit		Credit		Operations

SALES	$18,335,953	$2,644,749		$-		$-	$20,980,702

COST OF GOODS SOLD	15,104,537	1,343,673		-		-	16,448,211

GROSS PROFIT	3,231,416	1,301,076		-		-	4,532,491

OPERATING EXPENSES	7,544,456	928,920	c)	277,908		-	8,751,284

OPERATING INCOME (LOSS)	(4,313,040)	372,156		(277,908)		-	(4,218,792)

OTHER INCOME (EXPENSE):
Interest income	14,128	-		-		-	14,128
Interest and financing costs	(746,108)	(24,175)	a)	(210,000)		-	(980,283)
Other non-operating Income	154,792	-					154,792

Income (loss) before income taxes	(4,890,228)	347,981		(487,908)		-	(5,030,155)

Taxes on Income	-	149,719		-	b)	141,719	8,000
NET INCOME (LOSS)	$(4,890,228)	$198,262		$(487,908)		$141,719	$(5,038,155)

CALCULATION OF NET LOSS
PER COMMON SHARE, BASIC
AND DILUTED:

Net loss applicable to common
stockholders							$(0.19)

Weighted average shares of
common stock outstanding							25,867,642

Descriptions of pro forma eliminations:
a) Proforma interest expense for debt incurred for acquisitions if the debt had been outstanding from the beginning of 2005.
b) Elimination of taxes on income recorded on the books of K2M Mobile Treatment Services, Inc. due to the net loss of GEM, Inc. and the intent to file a consolidated return.
c) Amortization of intangibles related to K2M customer lists.

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